UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address of principal executive offices)

Registrant’s telephone number, including area code: 908-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 11, 2023, Vislink Technologies, Inc. (the “Company”) held a Special Meeting of stockholders (the “Special Meeting”). As of the close of business on November 22, 2022, the record date for the Special Meeting, there were 47,419,317 outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), and 47,419.317 outstanding shares of Series A Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). At the Special Meeting, stockholders considered a proposal (the “Reverse Stock Split Proposal”) to authorize the Company’s board of directors (the “Board”) to effect an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”), that would implement a reverse stock split of the shares of the Common Stock at a ratio, ranging from 1-for-2 to 1-for-50, with the exact timing and ratio to be determined by the Board without further approval or authorization of the Company’s stockholders. At the Special Meeting, holders of Common Stock were entitled to one vote per share, and holders of Preferred Stock not automatically redeemed in accordance with the terms of such Preferred Stock immediately prior to the opening of the polls at the Special Meeting were entitled to 1,000 votes per share, with all such shares of Common Stock and Preferred Stock voting together as a single class on the Reverse Stock Split Proposal.

At the Special Meeting, the Reverse Stock Split Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
15,039,319,295	6,184,072,895	77,640,563	0

Notwithstanding stockholder approval, the Board has reserved the right, without further action by the stockholders, to elect not to proceed with the amendment to the Charter implementing the Reverse Stock Split Proposal, provided that the authority of the Board to implement such amendment expires on January 11, 2024 (i.e., the one-year anniversary of the date of the Special Meeting at which the Reverse Stock Proposal was approved). If the Board decides to implement the amendment to the Charter for the reverse stock split, the Company intends to communicate to the public, prior to the effective time of the amendment, additional details, including the final reverse split ratio, as determined by the Board. In determining whether to implement the amendment, and which reverse split ratio to implement, if any, the Board may consider, among other things, various factors, such as (i) the Company’s ability to maintain its listing on the Nasdaq Capital Mark (“Nasdaq”) — as previously disclosed the primary goal of seeking stockholder approval of the Reverse Stock Split Proposal was to give the Board the ability in its discretion to attempt to increase the per share market price of the Common Stock in light of the current Nasdaq grace period expiring on May 15, 2023 relating to the Company’s non-compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2); (ii) the historical trading price and trading volume of the Common Stock; (iii) the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the reverse stock split on the trading market for the Common Stock in the short and long term; (iv) which reverse split ratio would result in the greatest overall reduction in the Company’s administrative costs; and (iv) prevailing general market and economic conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.

Date: January 11, 2023	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer

3